Exhibit 5.2

March 1, 2016

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 150

Atlanta, Georgia 30326

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, Chief Legal Officer and Corporate Secretary of PulteGroup, Inc., a Michigan corporation (the “Company”). I refer to the Registration Statement on Form S-3 (Registration No. 333-209598) (the “Registration Statement”) filed by the Company and certain direct and indirect subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing (i) $300,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2021 (the “2021 Senior Notes”) and (ii) $700,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2026 (the “2026 Senior Notes” and, together with the 2021 Senior Notes, the “Senior Notes”). The 2021 Senior Notes and the 2026 Senior Notes are each sometimes referred to herein as a “series” of Senior Notes. The Subsidiary Guarantors are providing guarantees of each series of Senior Notes (the “Guarantees” and, together with the Senior Notes, the “Securities”). The Securities are being issued under that certain Indenture, dated as of October 24, 1995, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as amended and supplemented by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, June 12, 2002, February 3, 2003, May 22, 2003, January 16, 2004, July 9, 2004, February 10, 2005, May 17, 2006, September 15, 2009 and February 8, 2016 and as further amended and supplemented by an Indenture Supplement, dated as of March 1, 2016, between the Company and the Trustee (collectively, the “Indenture”). I refer to the Subsidiary Guarantors listed on Annex A hereto as the “Specified Subsidiary Guarantors.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I have examined and relied upon (i) the Registration Statement and the exhibits thereto, (ii) the Company’s prospectus dated February 19, 2016 (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated February 25, 2016 supplementing the Base Prospectus and relating to the Securities, (iv) the Indenture, (v) the forms of certificates in global form evidencing each series of Senior Notes and the form of endorsement of Guarantee set forth therein (each, a “Notation of Guarantee”), (vi) the Underwriting Agreement dated February 25, 2016 (the “Underwriting Agreement”) among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein, (vii) the Restated Articles of Incorporation of the Company, as amended to the date hereof, and the by-laws of the Company, as amended to the date hereof, (viii) the certificate of incorporation and by-laws, certificate of formation and limited liability company agreement or partnership agreement, as the case may be, of each Specified Subsidiary Guarantor, (viii) the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture, the Underwriting Agreement and the Senior Notes and (ix) the resolutions adopted by the board of directors, member or members, manager or managers of the Specified Subsidiary Guarantors or of the general partner or managing or general partner of the general partner of the Specified Subsidiary Guarantors, as the case may be, in each case relating to the Registration Statement, the Indenture, the Underwriting Agreement and the Guarantees. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, I am of the opinion that, the Company and each Specified Subsidiary Guarantor (i) is a corporation duly incorporated or a limited liability company or partnership duly formed and in each case validly existing under the laws of the state of its incorporation or formation; (ii) has the corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Underwriting Agreement, the Senior Notes and the Guarantees, as applicable, and (iii) has duly authorized, executed and delivered the Registration Statement, the Indenture, the Underwriting Agreement, the Senior Notes and the Notation of Guarantee, as applicable, and duly authorized its performance of its obligations under the Indenture, the Underwriting Agreement, the Senior Notes and the Guarantees, as applicable.

This opinion letter is limited to the MBCA, the Arizona Revised Statutes (Corporations and Associations), Title 29 of the Arizona Revised Statutes (Partnerships), Title 2.6 of the California Corporations Code, the Indiana Business Flexibility Act, the Minnesota Limited Liability Company Act, Chapter 78 of the Nevada Revised Statutes (Private Corporations), Chapter 86 of the Nevada Revised Statutes (Limited Liability Companies), Chapter 87 of the Nevada Revised Statutes (Partnerships), Chapter 87A of the Nevada Revised Statutes (Uniform Limited Partnership Act (2001)), Chapter 88 of the Nevada Revised Statutes (Limited Partnerships (Uniform Act)) and the Texas Business Organizations Code. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the SEC on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Steven M. Cook

Steven M. Cook
Executive Vice President, Chief Legal Officer and Corporate Secretary

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Anthem Arizona, L.L.C.

Centex Homes

Centex International II, LLC

Centex LLC

Centex Real Estate Construction Company

Centex Real Estate Corporation

Del Webb California Corp.

Del Webb Communities, Inc.

Del Webb Communities of Illinois, Inc.

Del Webb Home Construction, Inc.

Del Webb Limited Holding Co.

Del Webb Southwest Co.

Del Webb Texas Limited Partnership

Del Webb’s Coventry Homes Construction Co.

Del Webb’s Coventry Homes, Inc.

Del Webb’s Coventry Homes of Nevada, Inc.

DiVosta Building, LLC

DW Homebuilding Co.

Nomas LLC

PH1 Corporation

PH3 Corporation

PH4 Corporation

PH 19 Corporation

PN II, Inc.

Preserve II, Inc.

Pulte Arizona Services, Inc.

Pulte Building Systems Holding Company, L.L.C.

Pulte Communities NJ, Limited Partnership

Pulte Development Corporation

Pulte Development New Mexico, Inc.

Pulte Home Corporation

Pulte Home Corporation of the Delaware Valley

Pulte Homes of Greater Kansas City, Inc.

Pulte Homes of Indiana, LLC

Pulte Homes of Michigan LLC

Pulte Homes of Minnesota LLC

Pulte Homes of New England LLC

Pulte Homes of New Mexico, Inc.

Pulte Homes of NJ, Limited Partnership

Pulte Homes of Ohio LLC

Pulte Homes of PA, Limited Partnership

Pulte Homes of St. Louis, LLC

Pulte Homes of Texas, L.P.

Pulte Homes Tennessee, Inc.

Pulte Homes Tennessee Limited Partnership

Pulte Land Company, LLC

Pulte Payroll Corporation

Pulte Realty Holdings, Inc.

Pulte Realty Limited Partnership

Pulte Texas Holdings, LLC

Pulte/BP Murrieta Hills, LLC

RN Acquisition 2 Corp.

Terravita Home Construction Co.

Wil Corporation